As filed with the Securities and Exchange Commission on July 31, 2013

Registration No. 333-176622

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT ON FORM S-1

TO FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LIME ENERGY CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1700 (Primary Standard Industrial Classification Code Number)	36-4197337 (I.R.S. Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville, NC, (704) 892-4442

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Jeffrey R. Mistarz

Chief Financial Officer, Treasurer and Corporate Secretary

16810 Kenton Drive, Suite 240, Huntersville, NC, (704) 892-4442 (847) 437-1666

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Benjamin M. Alexander, Esq.

Greenberg Glusker Fields Claman & Machtinger LLP

1901 Avenue of the Stars, Suite 1700

Los Angeles, CA 90067-6018

(310) 286-1700

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller reporting company ☒

Explanatory Note

Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-176622), Lime Energy Co. (“Lime”) registered the delayed offering of up to $50,000,000 in total of any combination of its common stock, par value $0.0001 per share, its preferred stock, par value $0.01 per share and warrants to purchase such stock, either individually or in units (collectively, the “Securities”). Pursuant to Lime’s undertaking contained in the Registration Statement, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 is being filed solely to remove from registration the Securities which remain unsold under such Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntersville, State of North Carolina, on the 31st day of July 2013.

LIME ENERGY CO.

By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President, Chief Financial
Officer, Treasurer and Corporate Secretary
(Principal Accounting Officer)